UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  June 25, 2010

VOLCAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141505	98-0554790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 34, 50 Bridge Street Sydney, Australia	2000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +61-2-8216-0777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On June 25, 2010, Volcan Australia Corporation Pty Ltd (“Volcan Australia”), a wholly owned subsidiary of Volcan Holdings, Inc (“Volcan Holdings”) and the title holder of all of Volcan Holdings’ 28 bauxite tenements in Eastern Australia, entered into a letter agreement (the “Agreement”) with Australian Gold Investments Limited (“AGI”), a Sydney, Australia based minerals exploration company. Pursuant to the Agreement, AGI purchased an 80% interest in five exploration licenses (the "Tenements") from Volcan Australia in consideration for:

(i)	the issuance by AGI to Volcan Holdings of 65 million fully paid ordinary shares;

(ii)	the issuance by AGI to Volcan Holdings of five (5) year options to acquire 65 million of AGI’s fully paid ordinary shares at an exercise price of $0.05 per share;

(iii)	the assignment by AGI to Volcan Holdings of a $1.00 per ton royalty (the "Royalty") on production from the Tenements; and

(iv)	AGI agreeing to keep the Tenements in good standing.

The Royalty is payable either in U.S or Australian Dollars, depending on whichever currency is higher, and will increase on every July 1st in accordance with the Australian Consumer Price Index, commencing on July 1, 2011.

Pnina Feldman, the Chief Executive Officer, President and Chairman of the Board of Directors Volcan Holdings is a controlling shareholder of both Volcan Holdings and AGI.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Letter Agreement, dated July 25, 2011, between Volcan Australia Corporation Pty Ltd and Australian Gold Investments Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLCAN HOLDINGS, INC.

Dated: July 1, 2010	By:	/s/ Pnina Feldman
Name: Pnina Feldman
Title: President